nanometrics

Predictive Metrics for a Nano World

OCD
Overlay
Spectroscopic Ellipsometry
Spectroscopic Reflectometry
Photoluminescence
FTIR

¦ Thin Film ¦ OCD ¦ Overlay ¦ FTIR ¦ Photoluminescence ¦ Integrated Metrology ¦ Overview of the Option Exchange Program August 6, 2009 Exhibit (a)(1)(D)

CONFIDENTIAL
Overview of the Option Exchange Program
Nanometrics is offering to our eligible employees the opportunity to exchange eligible stock options for a lesser amount of new stock options with a lower strike price.
Participation in the Exchange Offer is completely voluntary.  Eligible employees will be permitted to exchange eligible stock options for new stock options on a grant-by-grant basis, subject to the terms set forth in the Offer to Exchange document.  Eligible stock options properly surrendered in the Exchange Offer and accepted by us for exchange will be cancelled on the day that the
Exchange Offer expires and the new stock options will be granted as of the same day.  The actual viewing of these new options on E*Trade may take a couple of days following the grant date.  If you choose not to participate in the Exchange Offer, you will continue to hold your eligible stock options on the same terms and conditions and pursuant to the stock option plans under which they were originally granted.
You are an “eligible employee” if you are:
An employee of the Company or one of its subsidiaries located in France, Germany,
Japan, Korea, Taiwan, the United Kingdom or the United States, including executive officers, who holds eligible stock options;
Employed on the date the Exchange Offer commences and remain employed through the date the Exchange Offer expires; and
Not a non-employee member of our Board of Directors or an outside consultant.

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nanometrics

Predictive Metrics for a Nano World

CONFIDENTIAL
Overview of the Option Exchange Program
If you are an eligible employee and your Company stock options meet the following criteria, then they are “eligible stock options” that you may elect to exchange in the Exchange Offer:
The strike price of your stock options is greater than or equal to $4.31, which approximates the 52-week high trading price of our common stock as reported by the NASDAQ Global Market (measured from the commencement date of the
Exchange Offer);
Your stock options were granted prior to August 6, 2008; and
Your stock options are scheduled to expire after August 6, 2010.
For purposes of the Exchange Offer, the term “stock option” generally refers to an option to purchase one share of our common stock.

CONFIDENTIAL
Overview of the Option Exchange Program
If you choose to participate in the Exchange Offer and surrender eligible stock options for exchange, and if we accept your surrendered eligible stock options, you will receive new stock options that will have substantially the
You will receive a lesser amount of new stock options.  The number of new stock options will be determined using an exchange ratio based on the strike price of the eligible stock options.
The strike price for the new stock options will be equal to the closing price of Nanometrics common stock on the date the Exchange Offer expires as reported on the NASDAQ Global Market.  The
Company expects the strike price for the new stock options to be lower than the strike price of the stock options that will be surrendered for exchange.
The new stock options will be subject to a three -year vesting period, even if all or a portion of the surrendered eligible stock options are already vested.  Under this vesting schedule, one-third of the new stock options will vest upon the new stock option grant date and the remaining two -thirds of the new stock options will vest pro -rata on a monthly basis beginning on the 13 -month anniversary of the new stock option grant date so long as you remain employed during that period.
The new stock options will have a term of seven years from the new stock option grant date.
The new stock options will be subject to the terms and conditions of the plan (as amended, if applicable) under which the relevant eligible stock options were originally granted, except that eligible stock options originally granted under the Accent Optical Technologies, Inc. Stock Incentive Plan will be subject to the terms and conditions of the 2005 Equity Incentive Plan.
same terms and conditions as the eligible stock options you surrendered, except that:

CONFIDENTIAL
Overview of the Option Exchange Program
We are making the Exchange Offer upon the terms and conditions described in the Offer to Exchange document and in the related documents referred to in that document. The Exchange Offer is not conditioned on a minimum number of eligible stock options being surrendered for exchange or a minimum number of eligible employees participating.
If you wish to surrender any of your eligible stock options for exchange in the Exchange Offer, you must
Exchange Offer expires.  We have engaged SOS to act as the depositary and information agent for the
Exchange Offer.  You may notify SOS of your election by making an election online at the Option
Exchange Program Website, which is available at https://nanometrics.equitybenefits.com/.  Your online election must be submitted before the expiration deadline of 5:00 p.m., Pacific, on September 3, 2009
(or such later date as may apply if the Exchange Offer is extended).
notify Stock & Option Solutions
(“SOS”)
of your election to exchange such stock options before the
SOS

CONFIDENTIAL
Overview of the Option Exchange Program
Included in the materials emailed to you is your Log-in ID and Password.  You will need your Log-in ID and Password to gain access to your personal information on the Option
Exchange Program Website at https://nanometrics.equitybenefits.com/ and to make your online elections with respect to the Exchange Offer.  If you lose, cannot remember or otherwise have difficulties with your Log-in ID or Password, please contact the SOS
Customer Call Center at the number below.  If you do not reach a live person, your email or call will likely be returned within three business days.
If you have difficulty accessing the Option Exchange Program Website, have questions about the Exchange Offer or have requests for assistance, please contact the SOS
Customer Service Center at the number (408) 754-4650.  You may also send an email to the SOS Customer Service Center at nanometrics@sos-team.com

CONFIDENTIAL
Overview of the Option Exchange Program
You must make your own decision on whether to surrender your eligible stock options for exchange after taking into account your own personal circumstances or preferences.  If you hold eligible stock options and are subject to taxation in a country other than the United States, please refer to the
Schedules attached to the Offer to Exchange document for a summary of the tax consequences that may apply to you. You are encouraged to consult your personal outside advisor(s) as you deem appropriate if you have questions about your financial or tax situation as it relates to the Exchange
Offer.
Note the following:
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE OR FOREIGN
SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THIS TRANSACTION OR
PASSED UPON THE FAIRNESS OR MERITS OF THIS TRANSACTION OR THE ACCURACY OR
ADEQUACY OF THE INFORMATION CONTAINED IN THE OFFER TO EXCHANGE DOCUMENT.
ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY REPRESENTATION ON OUR BEHALF
AS TO WHETHER YOU SHOULD EXCHANGE YOUR ELIGIBLE STOCK OPTIONS IN THE
EXCHANGE OFFER.  YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THE
OFFER TO EXCHANGE DOCUMENT OR IN OTHER DOCUMENTS TO WHICH WE HAVE
REFERRED YOU.  WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR
TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE EXCHANGE OFFER OTHER
THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THE OFFER TO EXCHANGE
DOCUMENT OR IN THE RELATED DOCUMENTS.  IF ANYONE MAKES ANY RECOMMENDATION
OR REPRESENTATION TO YOU OR GIVES YOU ANY OTHER INFORMATION, YOU SHOULD NOT
RELY ON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN
AUTHORIZED BY US.

CONFIDENTIAL
Overview of the Option Exchange Program
Questions and answers were prepared to address common questions that you may have about the Exchange Offer.  These questions and answers are found on the Offer to Exchange document.  We encourage you to carefully read the entire Offer to Exchange document .

nanometrics

nanometrics Predictive Metrics for a Nano World

CONFIDENTIAL